Exhibit 99.1

Blucora Announces Fourth Quarter and Full Year 2012 Results

2012 Adjusted EBITDA Up 120% on TaxACT Acquisition and Strong Search Performance

BELLEVUE, Wash., February 13, 2013 (BUSINESS WIRE) — Blucora, Inc. (NASDAQ: BCOR) today announced financial results for the fourth quarter and full year ended December 31, 2012.

“The success of online search and tax preparation led Blucora to strong results for fiscal year 2012,” said Bill Ruckelshaus, President and Chief Executive Officer of Blucora. “We are pleased with our performance in both businesses in the fourth quarter and full year 2012. TaxACT entered the current tax season with momentum, driven by core product enhancements, content support improvements, and marketing programs aimed at increasing consumer awareness.”

Highlights

•	Fourth quarter revenue and Adjusted EBITDA grew 46% and 19% respectively, over the prior year

•	Full year revenue and Adjusted EBITDA grew 78% and 120% respectively, year over year

•	Full year search segment income grew 35% over the prior year

•	Blucora Board of Directors approved a $50 million share repurchase program

Summary Financial Performance: 4Q and Full Year 2012

($ in millions except per share amounts)

	Q4 2012		Q4 2011		Growth	FY 2012	FY 2011		Growth
Revenue	$97.5		$66.6		46%	$406.9	$228.8		78%
Search	$96.3		$66.6		45%	$344.8	$228.8		51%
Tax Preparation	$1.2		N/A		N/A	$62.1	N/A		N/A
Adjusted EBITDA	$12.1		$10.2		19%	$80.4	$36.6		120%
Non-GAAP Net Income	$10.0		$6.9		45%	$70.8	$28.8		146%
Non-GAAP Diluted EPS	$0.24		$0.17		41%	$1.70	$0.74		130%
Net Income	$3.8		$22.9	(2)	-83%	$22.5	$21.6	(2)	4%
GAAP Diluted Income Per Share	$0.04	(1)	$0.57	(2)	-92%	$0.54	$0.56	(2)	-4%

(1)	Excludes a $1.9 million non-cash gain on derivative instrument
(2)	Includes a $18.9 million income tax benefit due to the reversal of the valuation allowance on deferred tax assets

See reconciliation of non-GAAP to GAAP measures below.

Segment Information

Search

Search revenue for the fourth quarter and full year 2012 reflects strong growth from search distribution, up 52 percent and 67 percent over the fourth quarter and full year 2011, respectively. Search segment income for the fourth quarter and full year 2012 was $17.4 million and $62.2 million, up 36 percent and 35 percent over the fourth quarter and full year 2011, respectively.

Tax Preparation

Tax Preparation segment loss for the fourth quarter of 2012 was $2.5 million. Tax preparation typically posts a seasonal loss in the fourth quarter when there is little revenue from its tax business. Tax Preparation segment income for the full year 2012 was $30.1 million. This figure excludes TaxACT operating results before January 31, 2012 as the Company acquired TaxACT on that date.

Corporate Operating Expenses

Unallocated corporate operating expenses for the fourth quarter and full year 2012 were $2.8 million and $11.8 million, up 6 percent and 23 percent over the fourth quarter and full year 2011, respectively.

Share Repurchase Program

The Company’s board of directors has approved a share repurchase program of up to $50 million of the Company’s outstanding shares of common stock. Under the program, shares may be repurchased from time to time in the open market for a two-year period.

First Quarter Outlook

For the first quarter of 2013, the Company expects revenues to be between $156.0 million and $161.0 million, Adjusted EBITDA to be between $43.0 million and $45.0 million, Non-GAAP Net Income to be between $39.5 million and $41.5 million, or $0.93 to $0.97 per diluted share, and Net Income to be between $20.5 and $22.0 million, or $0.48 to $0.52 per diluted share. The Company’s forward-looking guidance does not reflect potential gains or losses from derivative instruments.

Conference Call and Webcast

A conference call and live webcast will be held today at 2 p.m. Pacific time / 5 p.m. Eastern time during which the Company will further discuss fourth quarter and full year results and its outlook including tax preparation segment guidance for the first half of 2013, search segment guidance for the first quarter 2013 and search segment expectations for 2013. The supplemental materials are included in a current report on form 8-K filed today and can be accessed in the Investor Relations section of the Blucora corporate website at http://www.blucora.com. A replay of the call will also be available on our website for one year and are may be accessed under the “Events & Presentations” section of the Investor Center. You may also listen to the conference call audio on the Blucora YouTube Channel at www.YouTube.com/Blucora.

###

About Blucora™

Blucora operates two leading Internet businesses. Our InfoSpace business provides online search and monetization solutions to a network of more than 100 partners globally. Through TaxACT, we provide online tax preparation solutions to consumers and professional preparers. The Blucora team brings decades of experience operating and investing in desktop, online, and mobile businesses. We are passionate about the power of the Internet to improve the lives of consumers, and our businesses operate at the forefront of digital migration trends in their respective markets. More information about Blucora may be found at www.blucora.com. Follow and subscribe to us on Twitter, LinkedIn and YouTube.

Source: Blucora, Inc.

Blucora Contact:

Stacy Ybarra, 425-709-8127

stacy.ybarra@blucora.com

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: general economic, industry, and market sector conditions; the timing and extent of market acceptance of developed products and services and related costs; our dependence on companies to distribute our products and services; the ability to successfully integrate acquired businesses; future acquisitions; the successful execution of the Company’s strategic initiatives, operating plans, and marketing strategies; and the condition of our cash investments, and the completion of the audit of our financial statements for 2012. A more detailed description of these and certain other factors that could affect actual results is included in Blucora, Inc.’s most recent Annual Report on Form 10-K and subsequent reports filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Blucora, Inc. undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Blucora, Inc.

Preliminary Condensed Consolidated Statements of Operations (1)

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Revenues	$97,470	$66,614	$406,919	$228,813
Cost of sales (includes amortization of acquired intangible assets of $1,975, $347, $7,580, and $2,595) (2)	73,704	46,954	267,451	154,962

Gross profit	23,766	19,660	139,468	73,851
Expenses and other loss (income):
Engineering and technology (2)	2,538	1,904	9,969	7,158
Sales and marketing (2)	8,085	4,753	44,138	21,510
General and administrative (2)	5,713	4,899	27,418	21,542
Depreciation	492	473	2,119	2,162
Amortization of intangible assets	3,169	—	11,619	—
Other loss (income), net (3)	(1,004)	972	6,677	1,246

Total expenses and other loss (income)	18,993	13,001	101,940	53,618

Income from continuing operations before income taxes	4,773	6,659	37,528	20,233
Income tax benefit (expense)	(953)	16,215	(15,002)	11,288

Income from continuing operations	3,820	22,874	22,526	31,521

Discontinued operations: (1)
Loss from discontinued operations, net of taxes (2)	—	—	—	(2,253)
Loss on sale of discontinued operations, net of taxes	—	—	—	(7,674)

Net income	$3,820	$22,874	$22,526	$21,594

Earnings per share - Basic
Income from continuing operations	$0.09	$0.58	$0.56	$0.83
Loss from discontinued operations	—	—	—	(0.06)
Loss on sale of discontinued operations	—	—	—	(0.20)

Net income per share - Basic	$0.09	$0.58	$0.56	$0.57

Earnings per share - Diluted
Income from continuing operations	$0.04 (4)	$0.57	$0.54	$0.82
Loss from discontinued operations	—	—	—	(0.06)
Loss on sale of discontinued operations	—	—	—	(0.20)

Net income per share - Diluted	$0.04	$0.57	$0.54	$0.56

Weighted average shares outstanding used in computing basic income per share	40,789	39,448	40,279	37,954

Weighted average shares outstanding used in computing diluted income per share	42,411	40,074	41,672	38,621

(1)

In the year ended December 31, 2011, the Company completed the sale of its Mercantila e-commerce business. In the year ended December 31, 2011, the Company recorded a $1.3 million income tax benefit related to discontinued operations. In the year ended December 31, 2011, the Company recorded a loss, net of an income tax benefit of $5.1 million, on the sale of the Mercantila business. Revenue, operating expenses and income taxes, loss from discontinued operations and the loss on sale of these discontinued operations are presented below (in thousands):

	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
E-Commerce
Revenue	$—	$—	$—	$16,894

Operating expenses and income taxes	—	—	—	19,147

Loss from discontinued operations, net of taxes	$—	$—	$—	$(2,253)

Loss on sale of discontinued operations, net of taxes	$—	$—	$—	$(7,674)

(2)

In the year ended December 31, 2012, $5.2 million in stock-based compensation expense was recorded in association with the modification of the terms of a warrant and the vesting of a non-employee performance-based equity award, which were both triggered by the acquisition of the TaxACT business, and the related expense was allocated to general and administrative expense. Stock-based compensation expense for the three months and year ended December 31, 2012 and 2011 is allocated among the following captions (in thousands):

	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Stock-Based Compensation
Cost of sales	227	$52	$558	$286
Engineering and technology	286	137	1,180	821
Sales and marketing	520	173	1,909	1,002
General and administrative	1,267	906	9,576	5,579
Discontinued operations	—	—	—	(159)

Total stock-based compensation expense	$2,300	$1,268	$13,223	$7,529

(3)	Other loss, net for the three months and year ended December 31, 2012 and 2011 is allocated among the following captions (in thousands):

	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Other Loss (Income), Net
Interest expense	$875	$—	$3,522	$—
Interest income	(52)	(85)	(131)	(369)
Amortization of debt issuance costs	74	—	820	—
Accretion of debt discount	31	—	325	—
Loss (gain) on derivative instrument	(1,928)	—	2,346	—
Gain on contingency resolution	—	—	—	(1,500)
Increase in fair value of earn-out contingent liability	—	1,000	—	3,000
Other	(4)	57	(205)	115

Total other loss (income), net	$(1,004)	$972	$6,677	$1,246

(4)	Calculation excludes the income effect of dilutive derivative instruments.

Blucora, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	December 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$68,278	$81,897
Short-term investments, available-for-sale	94,010	211,654
Accounts receivable, net	34,932	25,019
Other receivables	3,942	542
Prepaid expenses and other current assets, net	10,911	1,958

Total current assets	212,073	321,070
Property and equipment, net	7,533	5,277
Goodwill	230,290	44,815
Other intangible assets, net	132,815	1,315
Deferred tax asset, net	—	19,102
Other long-term assets	2,582	3,560

Total assets	$585,293	$395,139

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,687	$28,947
Accrued expenses and other current liabilities	16,437	10,250
Short-term portion of long-term debt, net of discount of $160	4,590	—
Derivative instruments	8,974	—

Total current liabilities	67,688	39,197
Long-term liabilities:
Long-term debt, net of discount of $468	69,278	—
Deferred tax liability, net	29,333	21
Other long-term liabilities	3,544	816

Total long-term liabilities	102,155	837

Total liabilities	169,843	40,034
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	1,392,098	1,353,971
Accumulated deficit	(976,376)	(998,902)
Accumulated other comprehensive income (loss)	(276)	32

Total stockholders’ equity	415,450	355,105

Total liabilities and stockholders’ equity	$585,293	$395,139

Summary of cash, cash equivalents, and short-term investments:
Cash and cash equivalents	$68,278	$81,897
Short-term investments, available-for-sale	94,010	211,654

Cash, cash equivalents, and short-term investments	$162,288	$293,551

Blucora, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Year ended
	December 31,	December 31,
	2012	2011
Operating activities:
Net income	$22,526	$21,594
Loss on sale of discontinued operations	—	7,674
Loss from discontinued operations	—	2,253

Income from continuing operations	22,526	31,521
Adjustments to reconcile income from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization of intangible assets	23,011	7,456
Stock-based compensation	8,937	5,756
Warrant-related stock-based compensation	4,286	1,932
Excess tax benefits from stock-based award activity	(23,041)	(1,260)
Deferred income taxes	(8,738)	(18,870)
Unrealized amortization of premium or accretion of discount on investments, net	(194)	(89)
Amortization of debt origination costs	820	—
Accretion of debt discount	325	—
Loss on derivative instrument	2,346	—
Earn-out contingent liability adjustments	—	3,000
Gain on resolution of contingent liability	—	(1,500)
Other	31	18
Changes in operating assets and liabilities:		—
Accounts receivable	(597)	(5,734)
Other receivables	(665)	643
Prepaid expenses and other current assets	(5,862)	284
Other long-term assets	1,981	(258)
Accounts payable	(1,600)	26,253
Accrued expenses and other current and long-term liabilities	25,265	(23,889)

Net cash provided by operating activities of continuing operations	48,831	25,263
Investing activities:
Business acquisition, net of cash acquired	(279,386)	—
Purchases of property and equipment	(3,756)	(2,679)
Proceeds from the sale of assets	4	—
Change in restricted cash	252	649
Proceeds from sales of investments	203,493	63,166
Proceeds from maturities of investments	36,753	160,161
Purchases of investments	(122,433)	(336,770)

Net cash used by investing activities of continuing operations	(165,073)	(115,473)
Financing activities:
Proceeds from loan, net of debt issuance costs of $2,343 and debt discount of $953	96,704	—
Repayment of debt	(25,504)	—
Excess tax benefits from stock-based award activity	23,041	1,260
Proceeds from stock option exercises	9,099	17,049
Proceeds from issuance of stock through employee stock purchase plan	601	377
Tax payments from shares withheld upon vesting of restricted stock units	(1,318)	(1,786)
Proceeds from sale of common stock	—	7,000
Earn-out payments for business acquisition	—	(423)
Repayment of capital lease obligation	—	(221)

Net cash provided by financing activities of continuing operations	102,623	23,256
Discontinued operations:
Net cash used by operating activities attributable to discontinued operations	—	(6,156)
Net cash used by investing activities attributable to discontinued operations	—	(638)

Net cash used by discontinued operations	—	(6,794)
Net decrease in cash and cash equivalents	(13,619)	(73,748)
Cash and cash equivalents:
Beginning of period	81,897	155,645

End of period	$68,278	$81,897

Blucora, Inc.

Preliminary Segment Information

(Unaudited)

(Amounts in thousands)

	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Search:
Revenue	$96,303	$66,614	$344,814	$228,813
Cost of revenue (1)	68,590	44,856	245,135	143,887
Operating expenses	10,335	8,990	37,494	38,720

Search segment income	17,378	12,768	62,185	46,206
Search segment margin	18%	19%	18%	20%
Tax Preparation:
Revenue	1,167	—	62,105	—
Cost of revenue (2)	319	—	4,729	—
Operating expenses	3,324	—	27,324	—

Tax Preparation segment income (loss)	(2,476)	—	30,052	—
Tax Preparation segment margin	-212%	0%	48%	0%
Total segment:
Total revenue	97,470	66,614	406,919	228,813
Total cost of revenue	68,909	44,856	249,864	143,887
Total segment operating expenses	13,659	8,990	64,818	38,720

Total segment income	14,902	12,768	92,237	46,206
Total segment margin	15%	19%	23%	20%
Corporate:
Operating expense	2,772	2,603	11,798	9,583
Stock-based compensation	2,300	1,268	13,223	7,688
Depreciation	917	919	3,812	4,861
Amortization of intangible assets	5,144	347	19,199	2,595
Other loss (income), net	(1,004)	972	6,677	1,246
Income tax expense (benefit)	953	(16,215)	15,002	(11,288)
Loss from discontinued operations, net of taxes	—	—	—	9,927

Total corporate expense (benefit)	11,082	(10,106)	69,711	24,612

Net income	$3,820	$22,874	$22,526	$21,594

(1)

Amounts do not include amortization of acquired technology and costs associated with the operation of the Company’s data centers that serve its search business, including depreciation, personnel expenses (including stock-based compensation expense), energy, and bandwidth costs.

(2)

Amounts do not include amortization of acquired technology and costs associated with the operation of the Company’s data center that serves its tax preparation business, including depreciation, personnel expenses, (including stock-based compensation expense), energy, and bandwidth costs, and personnel costs associated with customer service.

Blucora, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Adjusted EBITDA Reconciliation (1)

(Unaudited)

(Amounts in thousands)

	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Net income (2)	$3,820	$22,874	$22,526	$21,594
Loss from discontinued operations	—	—	—	9,927
Depreciation and amortization of intangible assets	6,061	1,266	23,011	7,456
Stock-based compensation	2,300	1,268	13,223	7,688
Other loss (income), net (3)	(1,004)	972	6,677	1,246
Income tax expense (benefit)	953	(16,215)	15,002	(11,288)

Adjusted EBITDA	$12,130	$10,165	$80,439	$36,623

Blucora, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Non-GAAP Net Income Reconciliation (1)

(Unaudited)

(Amounts in thousands, except per share amounts)

	Three months ended			Year ended
	December 31,		December 31,	December 31,	December 31,
	2012		2011	2012	2011
Net income (2)	$3,820		$22,874	$22,526	$21,594
Loss from discontinued operations	—		—	—	9,927

Income from continuing operations (2)	3,820		22,874	22,526	31,521
Stock-based compensation	2,300		1,268	13,223	7,688
Amortization of acquired intangible assets	5,144		347	19,199	2,595
Loss (gain) on derivative instruments	(1,928)		—	2,346	—
Cash tax impact of GAAP adjustments	9		20	(93)	(40)
Non-cash income tax expense (benefit) from continuing operations (1)	660		(17,613)	13,559	(13,000)

Non-GAAP net income (4)	$10,005		$6,896	$70,760	$28,764

Per share amounts
Income from continuing operations - diluted	0.04	(5)	0.57	0.54	0.82
Stock-based compensation - diluted	0.06		0.03	0.32	0.19
Amortization of acquired intangible assets - diluted	0.12		0.01	0.46	0.07
Loss (gain) on derivative instruments - diluted	—	(5)	—	0.06	—
Cash tax impact of GAAP adjustments - diluted	0.00		0.00	0.00	0.00
Non-cash income taxes per share - diluted	0.02		(0.44)	0.32	(0.34)

Non-GAAP net income per share - diluted	$0.24		$0.17	$1.70	$0.74

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance (Amounts in thousands) Ranges for the three months ending March 31, 2013
Net income	20,500		22,000
Depreciation and amortization of acquired intangible assets	6,100		6,100
Stock-based compensation	2,500		2,500
Other loss, net (6)	1,300		1,000
Income tax expense	12,600		13,400

Adjusted EBITDA	$43,000		$45,000

Preliminary Non-GAAP Net Income Reconciliation for Forward-Looking Guidance (Amounts in thousands) Ranges for the three months ending March 31, 2013
Net income	20,500		22,000
Stock-based compensation	2,500		2,500
Amortization of acquired intangible assets	5,100		5,100
Non-cash income tax expense from continuing operations	11,400		11,900
Non-GAAP net income	$39,500		$41,500

(1)

Blucora’s Adjusted EBITDA is calculated by adjusting net income determined in accordance with generally accepted accounting principles (“GAAP”) to exclude the effects of loss from discontinued operations (which includes loss from discontinued operations, net of taxes, and loss on sale of discontinued operations, net of taxes), income taxes, depreciation, amortization of acquired intangible assets, stock-based compensation expense, and other loss (income), net (which includes such items as interest expense, interest income, derivative instrument gains or losses, foreign currency gains or losses, gains or losses from the disposal of assets, adjustments to the fair values of contingent liabilities related to business combinations, and gains on resolutions of contingencies), as detailed above. Blucora’s management believes that Adjusted EBITDA provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses and gains that management believes are not indicative of its core business operating results. Blucora uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. Blucora believes that Adjusted EBITDA is a common measure used by investors and analysts to evaluate its performance, that it provides a more complete understanding of the results of operations and trends affecting the Company’s business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure.

Blucora’s Non-GAAP net income and Non-GAAP earnings per share is calculated by adjusting GAAP net income to exclude the effects of discontinued operations, net of taxes (which includes loss from discontinued operations, net of taxes, and loss on sale of discontinued operations, net of taxes), loss from the sale of discontinued operations, net of taxes, stock-based compensation expense, amortization of acquired intangible assets, gain or loss on derivative instruments, the cash tax impact of those adjustments to GAAP net income, and non-cash portion of income tax expense from continuing operations, as detailed in the accompanying table to the preliminary condensed consolidated financial statements (unaudited). The Company excludes the non-cash portion of income tax expense because of its ability to offset a substantial portion of its cash tax liabilities by using these deferred tax assets. The majority of these deferred tax assets will expire if unutilized in 2020.

Blucora’s management believes that non-GAAP net income and non-GAAP earnings per share provide meaningful supplemental information to management, investors and analysts regarding the Company’s performance and the valuation of its business by excluding items in the statement of operations that management does not consider part of the Company’s ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, Blucora’s management believes that non-GAAP net income and non-GAAP earnings per share are common measures used by investors and analysts to evaluate the Company’s performance and the valuation of its business.

Adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share should be evaluated in light of the Company’s financial results prepared in accordance with GAAP, and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income.

(2)	As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).

(3)

Other loss (income), net includes such items as interest expense, interest income, derivative instrument gains or losses, foreign currency gains or losses, gains or losses from the disposal of assets, adjustments to the fair values of contingent liabilities related to business combinations, and gains on resolutions of contingencies.

(4)

Amounts previously disclosed have been revised to conform to the current presentation. For further information, see section titled, “Non-GAAP Financial Measures” in “Item 2: Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-Q for the quarterly period ended March 31, 2012.

(5)	Calculation excludes the income effect of dilutive derivative instruments.

(6)

Other loss, net, primarily consists of interest expense, interest income, foreign currency gains or losses, and gains or losses from the disposal of assets, and the Company’s forward-looking guidance does not reflect potential gains or losses from derivative instruments.